Exhibit 5.2

Faegre Baker Daniels LLP

600 East 96th Street Suite 600

Indianapolis Indiana 46240-3789

Phone +1 317 569 9600

Fax +1 317 569 4800

April 29, 2015

Anthem, Inc.

120 Monument Circle

Indianapolis, Indiana 46204

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Indiana counsel to Anthem, Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 5, 2014 under the Securities Act of 1933, as amended (the “Securities Act”), and Post-Effective Amendment No. 1 to the Registration Statement (the “Post-Effective Amendment”), in the form to be filed with the Commission under the Securities Act, relating to the registration of an unlimited amount of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”); (ii) shares of preferred stock, without par value, of the Company (the “Preferred Shares”), which may be convertible into Common Shares or may be represented by depositary receipts (the “Depositary Shares”); (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsubordinated obligations of the Company (the “Senior Debt Securities”), which Senior Debt Securities may be convertible into Common Shares; (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing subordinated obligations of the Company (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”), which Subordinated Debt Securities may be convertible into Common Shares; (v) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”); (vi) rights to purchase Common Shares, Preferred Shares or Depositary Shares (“Rights”); (vii) stock purchase contracts relating to the sale and purchase of Common Shares or Preferred Shares (“Stock Purchase Contracts”); and (viii) stock purchase units of the Company consisting of a Stock Purchase Contract and an interest in Debt Securities or debt obligations of a third party, including U.S. Treasury securities (“Stock Purchase Units”), to be offered and sold from time to time pursuant to Rule 415 under the Securities Act. The Depositary Shares, the Warrants, the Rights, the Stock Purchase Contracts and the Stock Purchase Units, which are being added to the Registration Statement by the Post-Effective Amendment, are collectively referred to herein as the “Covered Securities.”

Any Senior Debt Securities are to be issued pursuant to an Indenture (the “Senior Debt Indenture”), to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Debt Trustee”), filed as Exhibit 4.1 to the Registration Statement. Any Subordinated Debt Securities are to be issued pursuant to an Indenture (the “Subordinated Debt Indenture”), to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Debt Trustee”), filed as Exhibit 4.2 to the Registration Statement. Any Depositary Shares are to be issued pursuant to a deposit agreement (including a form of depositary receipt evidencing the Depositary Shares)

Anthem, Inc.	-2-	April 29, 2015

(the “Deposit Agreement”), to be dated on or about the date of the first issuance of Depositary Shares thereunder, by and between the Company and a financial institution identified therein as the depositary (the “Depositary”), which Deposit Agreement will be filed as an exhibit to the Registration Statement, as amended. Any Warrants are to be issued pursuant to a warrant agreement (including a form of certificate evidencing the Warrants) (the “Warrant Agreement”), to be dated on or about the date of the first issuance of Warrants thereunder, by and between the Company and a financial institution identified therein as the warrant agent (the “Warrant Agent”), which Warrant Agreement will be filed as an exhibit to the Registration Statement, as amended. Any Rights are to be issued pursuant to a rights agreement (including a form of certificate evidencing the Rights) (the “Rights Agreement”), to be dated on or about the date of the first issuance of Rights thereunder, by and between the Company and a financial institution identified therein as the rights agent (the “Rights Agent”), which Rights Agreement will be filed as an exhibit to the Registration Statement, as amended. Any Stock Purchase Contracts are to be issued pursuant to a purchase contract agreement (including a form of Stock Purchase Contract) (the “Stock Purchase Contract Agreement”), to be dated on or about the date of the first issuance of Stock Purchase Contracts thereunder, by and between the Company and a financial institution identified therein as the stock purchase contract agent (the “Stock Purchase Contract Agent”), which Stock Purchase Contract Agreement will be filed as an exhibit to the Registration Statement, as amended. Any Stock Purchase Units are to be issued pursuant to a purchase contract agreement (including a form of Stock Purchase Unit) (the “Stock Purchase Unit Agreement”), to be dated on or about the date of the first issuance of Stock Purchase Units thereunder, by and between the Company and a financial institution identified therein as the stock purchase unit agent (the “Stock Purchase Unit Agent”), which Stock Purchase Unit Agreement will be filed as an exhibit to the Registration Statement, as amended.

In connection with this opinion we have examined the Amended and Restated Articles of Incorporation (the “Articles”) and By-laws of the Company, each as amended as of the date hereof, the Registration Statement, the Post-Effective Amendment, the Senior Debt Indenture and the Subordinated Debt Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

In rendering the opinions set forth below relating to the future issuance of Common Shares, Preferred Shares, any Debt Securities convertible into Common Shares or the Covered Securities, we have assumed that, at the time of issuance (a) the Articles, By-laws and applicable law will not have changed or been amended after the date hereof so as to affect the validity of such issuance, and (b) there will be sufficient Common Shares and Preferred Shares authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

Anthem, Inc.	-3-	April 29, 2015

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any offering of Common Shares, when (i) a prospectus supplement and any other offering material with respect to the Common Shares have been filed with the Commission in compliance with the Securities Act and the rule and regulations thereunder; (ii) the issuance of the Common Shares has been duly authorized by appropriate corporate action; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (iv) the Common Shares have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, then, upon the happening of such events, such Common Shares will be validly issued, fully paid and nonassessable.

2. With respect to any offering of Preferred Shares, when (i) a prospectus supplement and any other offering material with respect to the Preferred Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the issuance of the Preferred Shares has been duly authorized by appropriate corporate action; (iii) the Articles of Amendment establishing the terms of the Preferred Shares have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Shares with terms so fixed have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action; (vi) unless issued without certificates, certificates representing the Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor; and (vii) if the Preferred Shares are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action; (y) the Preferred Shares are presented for conversion in accordance with the terms thereof; and (z) the Common Shares have been duly issued and delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Preferred Shares, then, upon the happening of such events, (a) the Preferred Shares will be validly issued, fully paid and nonassessable and (b) if the Preferred Shares are convertible into Common Shares, the Common Shares issuable upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable.

3. With respect to the Senior Debt Securities, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Senior Debt Securities and when (i) the execution of the Senior Debt Indenture has been duly authorized by the Company and the Senior Debt Trustee by appropriate corporate action; (ii) the Senior Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Senior Debt Trustee; (iii) a prospectus supplement and any other offering material with respect to the Senior Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the issuance of the Senior Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action; (vi) the Senior Debt Securities, in the form included

Anthem, Inc.	-4-	April 29, 2015

in the Senior Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Senior Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee pursuant to the Senior Debt Indenture and delivered and paid for; and (vii) if the Senior Debt Securities are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action; (y) the Senior Debt Securities are presented for conversion in accordance with the terms thereof; and (z) the Common Shares have been duly issued and delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Senior Debt Securities, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Senior Debt Securities, and, if the Senior Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion of the Senior Debt Securities will be validly issued, fully paid and nonassessable.

4. With respect to the Subordinated Debt Securities, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Subordinated Debt Securities, and when (i) the execution of the Subordinated Debt Indenture has been duly authorized by the Company and the Subordinated Debt Trustee by appropriate corporate action; (ii) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee; (iii) a prospectus supplement and any other offering material with respect to the Subordinated Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the issuance of the Subordinated Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action; (vi) the Subordinated Debt Securities, in the form included in the Subordinated Debt Indenture filed as an exhibit to the Registration Statement (with such changes or additions as permitted in the Subordinated Debt Indenture), have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee pursuant to the Subordinated Debt Indenture, and delivered and paid for; and (vii) if the Subordinated Debt Securities are convertible into Common Shares, (x) the issuance of such Common Shares has been duly authorized by appropriate corporate action; (y) the Subordinated Debt Securities are presented for conversion in accordance with the terms thereof; and (z) the Common Shares have been duly issued and delivered upon such conversion to the persons entitled thereto in accordance with the terms of such Subordinated Debt Securities, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Subordinated Debt Securities, and, if the Subordinated Debt Securities are convertible into Common Shares, the Common Shares issuable upon conversion of the Subordinated Debt Securities will be validly issued, fully paid and nonassessable.

5. With respect to the Depositary Shares, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Depositary Shares, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement and issuance of the Depositary Shares; (ii) the Deposit Agreement has been duly executed and delivered by the Company and the Depositary; (iii) a prospectus supplement and any other offering material with respect to the Depositary Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals,

Anthem, Inc.	-5-	April 29, 2015

authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company and the Depositary against payment of the agreed-upon consideration in the manner provided for in the applicable Deposit Agreement and such corporate action; and (vi) for the underlying Preferred Shares, (w) the issuance of such Preferred Shares has been duly authorized by appropriate corporate action; (x) Articles of Amendment establishing the terms of the Preferred Shares relating to such Depositary Shares have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (y) the Preferred Shares shall have been duly issued and delivered to the Depositary in accordance with the Deposit Agreement; and (z) unless issued without certificates, certificates representing such Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the persons entitled thereto, in accordance with the terms of the Depositary Shares, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Depositary Shares, and, if Preferred Shares are to be issued upon fulfillment of the Depositary Shares, such Preferred Shares will be validly issued, fully paid and nonassessable.

6. With respect to the Warrants, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Warrants, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement and the issuance of the Warrants; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iii) a prospectus supplement and any other offering material with respect to the Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action; and (vi) if Common Shares, Preferred Shares or Depositary Shares may be acquired upon exercise or otherwise upon fulfillment of the terms of the Warrants, (v) the issuance of such Common Shares, Preferred Shares or Depositary Shares has been duly authorized by appropriate corporate action; (w) Articles of Amendment establishing the terms of any Preferred Shares relating to such Warrants have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (x) the Warrants are presented for exercise or fulfillment in accordance with the terms thereof and Common Shares, Preferred Shares or Depositary Shares with terms so fixed, as the case may be, have been duly issued and delivered by the Company upon such exercise or fulfillment to the persons entitled thereto in accordance with the terms of such Warrants; (y) unless issued without certificates, certificates representing any such Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered upon such exercise or fulfillment to the persons entitled thereto, in accordance with the terms of the Warrants; and (z) depositary receipts evidencing any such Depositary Shares have been duly executed by the duly authorized officers of the Company, countersigned by the Depositary and delivered upon such exercise or fulfillment to the persons entitled thereto, in accordance with the terms of the Warrants, then, upon the happening of

Anthem, Inc.	-6-	April 29, 2015

such events, the Company will have taken all of the corporate action required to create the Warrants, and, if Common Shares, Preferred Shares or Depositary Shares are to be issued upon exercise or otherwise upon fulfillment of the Warrants, such Common Shares, Preferred Shares or Depositary Shares will be validly issued, fully paid and nonassessable.

7. With respect to the Rights, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Rights, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights Agreement and the issuance of the Rights; (ii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iii) a prospectus supplement and any other offering material with respect to the Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Rights Agreement and such corporate action; and (vi) if Common Shares, Preferred Shares or Depositary Shares may be acquired upon exercise or otherwise upon fulfillment of the terms of the Rights, (v) the issuance of such Common Shares, Preferred Shares or Depositary Shares has been duly authorized by appropriate corporate action; (w) Articles of Amendment establishing the terms of any Preferred Shares relating to such Rights have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (x) the Rights are presented for exercise or fulfillment in accordance with the terms thereof and Common Shares, Preferred Shares or Depositary Shares with terms so fixed, as the case may be, have been duly issued and delivered by the Company upon such exercise or fulfillment to the persons entitled thereto in accordance with the terms of such Rights; (y) unless issued without certificates, certificates representing any such Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered upon such exercise or fulfillment to the persons entitled thereto, in accordance with the terms of the Rights; and (z) depositary receipts evidencing any such Depositary Shares have been duly executed by the duly authorized officers of the Company, countersigned by the Depositary and delivered upon such exercise or fulfillment to the persons entitled thereto, in accordance with the terms of the Rights, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Rights, and, if Common Shares, Preferred Shares or Depositary Shares are to be issued upon exercise or otherwise upon fulfillment of the Rights, such Common Shares, Preferred Shares or Depositary Shares will be validly issued, fully paid and nonassessable.

8. With respect to the Stock Purchase Contracts, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Stock Purchase Contracts, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Stock Purchase Contract Agreement and the Stock Purchase Contracts; (ii) the Stock Purchase Contract Agreement has been duly executed and delivered by the Company and the Stock Purchase Contract Agent; (iii) a prospectus supplement and any other offering material with respect to the Stock Purchase Contracts have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the

Anthem, Inc.	-7-	April 29, 2015

Commission and any other regulatory authorities are obtained; (v) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Stock Purchase Contract Agreement and such corporate action; and (vi) if Common Shares or Preferred Shares may be acquired upon exercise or otherwise upon fulfillment of the terms of the Stock Purchase Contracts, (w) the issuance of such Common Shares or Preferred Shares has been duly authorized by appropriate corporate action; (x) Articles of Amendment establishing the terms of any Preferred Shares relating to such Stock Purchase Contracts have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (y) the Stock Purchase Contracts are presented for exercise or fulfillment in accordance with the terms thereof and Common Shares or Preferred Shares with terms so fixed, as the case may be, have been duly issued and delivered by the Company upon such exercise or fulfillment to the persons entitled thereto in accordance with the terms of such Stock Purchase Contracts; and (z) unless issued without certificates, certificates representing any such Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered upon such exercise or fulfillment to the persons entitled thereto, in accordance with the terms of the Stock Purchase Contracts, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Stock Purchase Contracts, and, if Common Shares or Preferred Shares are to be issued upon exercise or otherwise upon fulfillment of the Stock Purchase Contracts, such Common Shares or Preferred Shares will be validly issued, fully paid and nonassessable.

9. With respect to the Stock Purchase Units, the Company is validly existing as a corporation and has the corporate authority under Indiana law to create the Stock Purchase Units, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Stock Purchase Unit Agreement and the issuance of the Stock Purchase Units; (ii) the Stock Purchase Unit Agreement has been duly executed and delivered by the Company and the Stock Purchase Unit Agent; (iii) a prospectus supplement and any other offering material with respect to the Stock Purchase Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Stock Purchase Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Stock Purchase Unit Agreement and such corporate action; and (vi) if Common Shares or Preferred Shares may be acquired upon exercise or otherwise upon fulfillment of the terms of the Stock Purchase Units, (w) the issuance of such Common Shares or Preferred Shares has been duly authorized by appropriate corporate action; (x) Articles of Amendment establishing the terms of any Preferred Shares relating to such Stock Purchase Units have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (y) the Stock Purchase Units are presented for exercise or fulfillment in accordance with the terms thereof and Common Shares or Preferred Shares with terms so fixed, as the case may be, have been duly issued and delivered by the Company upon such exercise or fulfillment to the persons entitled thereto in accordance with the terms of such Stock Purchase Units; and (z) unless issued without certificates, certificates representing any such Preferred Shares have been duly executed by the duly

Anthem, Inc.	-8-	April 29, 2015

authorized officers of the Company, countersigned by the transfer agent therefor and delivered upon such exercise or fulfillment to the persons entitled thereto, in accordance with the terms of the Stock Purchase Units, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Stock Purchase Units, and, if Common Shares or Preferred Shares are to be issued upon exercise or otherwise upon fulfillment of the Stock Purchase Units, such Common Shares or Preferred Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Indiana.

We are furnishing this opinion letter to you in connection with the filing of the Post-Effective Amendment. We authorize Hogan Lovells US LLP to rely upon this opinion letter as though it were addressed to them in connection with their opinion letter to be filed as Exhibit 5.1 to the Post-Effective Amendment. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to our firm appearing under the caption “Validity of the Securities” in the Prospectus forming part of the Registration Statement, as amended by the Post-Effective Amendment. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Janelle Blankenship
Janelle Blankenship, Partner